UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                _________________

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): April 23, 2003


                             3D SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                    0-22250                  95-4431352
(State or Other Jurisdiction        (Commission               (IRS Employer
     of Incorporation)              File Number)            Identification No.)


                                26081 Avenue Hall
                           Valencia, California 91355
                    (Address of Principal Executive Offices)


                                 (661) 295-5600
                         (Registrant's Telephone Number)




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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On April 23, 2003, Registrant engaged BDO Seidman, LLP ("BDO") as its new principal independent accountant to audit Registrant's financial statements for the fiscal year ending December 31, 2003.

     During the two most recent fiscal years and through April 22, 2003, the Company has consulted with BDO on the following:

     On March 27, 2003, the law firm of Morgan, Lewis & Bockius, LLP as counsel to the Audit Committee of Registrant engaged BDO to assist the Audit Committee with its investigation related to certain sales transactions for fiscal 2002 and the 4th quarter of 2001. As a result of the work preformed, BDO has orally communicated to Registrant that it believes certain sales transactions (the "Transactions") were not recorded in the proper period.

     There were no other written or oral consultations between Registrant and BDO regarding either the specific application of accounting principles or the type of audit opinion that might be rendered on Registrant's financial statements that was considered an important factor by Registrant in reaching a decision as to an accounting, auditing or financial reporting issue, or any other matter that was the subject of a disagreement or a reportable event, that would have required disclosure under Item 304(a)(2) of Regulation S-K.

     The Company is consulting with Deloitte & Touche LLP ("Deloitte") with regard to the Transactions.

     Registrant has furnished Deloitte with a copy of the foregoing disclosures and has requested Deloitte to furnish Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of the letter, dated April 29, 2003, from Deloitte to the Securities and Exchange Commission is attached to this Form 8-K as Exhibit 16.1.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial Statements. None.

        (b) Pro Forma Financial Information. None.

        (c) Exhibits.

        16.1 Letter, dated April 29, 2003, from Deloitte & Touche LLP to the Securities and Exchange Commission.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


April 29, 2003                              3D SYSTEMS CORPORATION


                                             /S/ KEITH KOSCO
                                            -----------------------------------
                                            By:   Keith Kosco
                                            Its:  General Counsel



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                                  EXHIBIT INDEX

EXHIBITS

16.1 Letter, dated April 29, 2003, from Deloitte & Touche LLP to the Securities and Exchange Commission.



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